UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 17, 2013
Date of Report (Date of earliest event reported)

Press Ventures, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54628	39-2077493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Poland, oo-918 Warszawa, ul. Zlota 61 lok. 100
(Address of Principal Executive Offices)

011 (48) 788 886 015
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On September 17, 2013, Press Ventures, Inc., a Nevada corporation (the “Company”) entered into an Amendment to Technology License Agreement (the “Amendment”) with BioSafety Systems Sp. z o.o., a limited liability company organized under the laws of Poland (“BioSafety”), to amend the terms of the Technology License Agreement between the parties, dated August 19, 2013 (the “License Agreement”).

The Amendment provides that any proceeds from the sale of the patent which is the subject of the License Agreement will be divided so that six percent (6%) of any proceeds will belong to BioSafety and the remainder will belong to the Company.  Additionally, if the Company proposes to consummate a sale of the patent, BioSafety shall execute and deliver all documentation and take such other action as necessary to facilitate the sale as shall reasonably be requested by the Company.

Edward Denkiewicz, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director is the sole officer, director and owner of BioSafety.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment to Technology License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS VENTURES, INC. a Nevada corporation

Date: September 18, 2013	By:	/s/ Edward Denkiewicz
Name: Edward Denkiewicz
Title: Chief Executive Officer